QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Primus Telecommunications Group, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

1700 Old Meadow Road
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 16, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), to be held at 10:00 a.m., local time, on June 16, 2004 at the McLean Hilton—Tysons Corner, 7920 Jones Branch Drive, McLean, VA 22102 for the following purposes:

  1.
  To elect two directors of the Company, each to serve a three-year term until the 2007 Annual Meeting of Stockholders. The current Board of Directors has nominated and recommended for such election as directors the following persons: John G. Puente and Douglas M. Karp.

  2.
  To approve an amendment to the Company's Employee Stock Option Plan to expand the form of awards, rename the plan the Equity Incentive Plan and reflect a change in certain other terms.

  3.
  To approve an amendment to the Company's Director Stock Option Plan to increase the number of shares reserved for issuance thereunder and authorize the issuance of restricted stock in lieu of cash compensation.

  4.
  To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

        The Board of Directors has fixed April 29, 2004 as the record date for determining the stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES USING THE TWELVE (12) DIGIT CONTROL NUMBER FOUND ON THEIR VOTE INSTRUCTION FORM VIA THE INTERNET AT PROXYVOTE.COM OR BY PHONE AT 1-866-626-4508. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

By Order of the Board of Directors,

K. Paul Singh Chairman of the Board of Directors, President and Chief Executive Officer

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

1700 Old Meadow Road
McLean, Virginia 22102

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 16, 2004

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on June 16, 2004 at the McLean Hilton—Tysons Corner, 7920 Jones Branch Drive, McLean, VA 22102, and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Annual Meeting"). This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about May 12, 2004 to stockholders of record of the Company on April 29, 2004 ("the "Record Date").

        Please complete, date and sign the accompanying Proxy Card and return it promptly to the Company in the enclosed envelope, or vote via the Internet using the twelve (12) digit control number found on your vote instruction form at Proxyvote.com or by phone at 1-800-454-8683.

        Stockholders Entitled to Vote.    Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date are entitled to receive Notice of the Annual Meeting and vote such shares held by them at the Annual Meeting or at any adjournments or postponements thereof. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on the election of each nominee for director, Proposals 2 and 3 herein, and on any other matter that may properly come before the Annual Meeting. As of March 31, 2004, there were 88,883,477 shares of Common Stock outstanding.

        Quorum.    The presence at the meeting, either in person or by proxy, of stockholders entitled to cast one-third of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, votes withheld and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists. Abstentions will have the effect of votes against a particular proposal, and broker non-votes will have no effect on the outcome of the vote on a particular proposal. Stockholders are not entitled to cumulative voting in the election of directors. Directors, pursuant to Proposal 1, shall be elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy, and votes may be cast in favor of or withheld from each director nominee. Proposal 2 and 3 shall be determined by a majority of the votes cast.

        Voting.    If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy IN FAVOR OF the election of all nominees for the Board of Directors named in this Proxy Statement, IN FAVOR OF the amendment to the Director Stock Option Plan, IN FAVOR OF the amendment to the Employee

Stock Option Plan and as recommended by the Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

        Revocation of a Proxy. A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        You should rely only on the information provided in this Proxy Statement. We have authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Board of Directors is divided into three classes with staggered three-year terms. Currently, the Board of Directors has eight members. The terms of current directors John G. Puente and Douglas M. Karp expire at the Annual Meeting, while the terms of the remaining directors expire at the respective annual meetings of stockholders to be held in 2005 or 2006, as specified below. Messrs. Puente and Karp have been nominated and recommended for election to serve as directors for a three-year term expiring at the Annual Meeting of Stockholders to be held following the year ending December 31, 2006 (the "2007 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted in favor of the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Information Regarding Directors

        The information set forth below is submitted with respect to the nominees for election to the Board of Directors, as well as those Directors whose terms of office are continuing after the Annual Meeting. There are no family relationships among any of the directors of the Company.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2007 Annual Meeting of Stockholders

        John G. Puente, 73, became a director of the Company in 1995. Mr. Puente also serves on the Board of Directors of MICROS Systems, Inc. From 1987 to 1995, Mr. Puente was Chairman of the Board and Chief Executive Officer of Orion Network Systems, a satellite telecommunications company. From 1997 to 1999, Mr. Puente was Chairman of the Board of Telogy Networks, Inc., a privately-held company. Prior to joining Orion, Mr. Puente was Vice Chairman of M/A-Com Inc., a diversified telecommunications and manufacturing company, which he joined in 1978 when M/A-Com acquired Digital Communications Corporation, a satellite terminal and packet switching manufacturer of which Mr. Puente was a founder and Chief Executive Officer.

        Douglas M. Karp, 48, became a director of the Company in June 1998. Mr. Karp is currently Managing Partner and Co-Chief Executive Officer of Tailwind Capital Partners (and its predecessor), an investment firm. From August 2000 through April 2003, Mr. Karp was a Managing Partner of Pacific Partners LLC, a private equity and advisory firm. Prior to August 2000, Mr. Karp was a managing director of E.M. Warburg, Pincus & Co., LLC (or its predecessor, E.M. Warburg, Pincus & Co., Inc.) since May 1991. Prior to joining E.M. Warburg, Pincus & Co., LLC, Mr. Karp held several positions with Salomon Inc. including Managing Director from January 1990 to May 1991, Director from January 1989 to December 1989 and Vice President from October 1986 to December 1988. Mr. Karp is a director of Eon Labs, Inc and several private companies.

        The Board of Directors recommends a vote IN FAVOR OF Proposal 1 to elect the two nominees listed above. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF Messrs. Puente and Karp.

Incumbent Directors—Terms Expiring at the 2005 Annual Meeting of Stockholders; Non-Voting Board Observer—Elected by the Series C Preferred Stockholders

        K. Paul Singh, 53, co-founded the Company in 1994 with Mr. DePodesta and serves as its Chairman, President and Chief Executive Officer. From 1991 until he co-founded the Company, Mr. Singh served as the Vice President of Global Product Marketing for MCI. Prior to joining MCI, Mr. Singh was the Chairman and Chief Executive Officer of Overseas Telecommunications, Inc. (OTI), a provider of international private digital network services to large multinational corporation which he founded in 1984 and which was purchased by MCI in 1991. Mr. Singh holds an MBA from Harvard Business school and an MSEE from the State University of New York at Stony Brook.

        John F. DePodesta, 59, co-founded the Company in 1994 with Mr. Singh and serves as a director and its Executive Vice President, Chief Legal Officer and Secretary. Mr. DePodesta previously served as the Chairman of the Board of Iron Road Railways Incorporated ("Iron Road"), which he co-founded in 1994. He served as Senior Vice President, Law and Public Policy, of Genesis Health Ventures, Inc. from January 1996 through March 1998. Additionally, from 1994 to 1999, he served as "of counsel" to the law firm of Pepper Hamilton LLP, where he was previously a partner since 1979. Before joining Pepper Hamilton LLP, Mr. DePodesta served as the General Counsel of Consolidated Rail Corporation. In 2001, Bangor & Aroostook Railroad Company (BAR), a wholly-owned subsidiary of Iron Road, and in 2002 certain affiliates of BAR, entered Chapter 11 bankruptcy proceedings. In 2001, Quebec Southern Railway Company Ltd., a wholly-owned subsidiary of Iron Road, filed a Notice of Intention to Make a Proposal under provisions of the Bankruptcy and Insolvency Act of Canada. Mr. DePodesta also serves on the Board of Directors of Genesis HealthCare Corporation.

        Paul G. Pizzani, 44, became a director of the Company in December 2002. Mr. Pizzani has been a partner of Pizzani Hamlin Capital, L.L.C. ("PH Capital"), which is an advisor to AIG Capital Partners, an indirectly wholly owned subsidiary of AIG, since April 1999. Prior to forming PH Capital, Mr. Pizzani was a Managing Director of Wasserstein Perella Emerging Markets ("Wasserstein"), where he specialized in private equity investments and debt transactions. Prior to joining Wasserstein, Mr. Pizzani served as Treasurer of COMSAT Corporation, an international communications company. Mr. Pizzani was nominated by the holders of the Company's Series C Convertible Preferred Stock ("Series C Preferred") for appointment as a director of the Company. In connection with the sale of certain of the Company's Series C Preferred to certain private equity funds sponsored by AIG and an additional investor in a private placement pursuant to a stock purchase agreement, dated December 31, 2002, the holders of the Series C Preferred acquired an aggregate of 559,950 shares of Series C Preferred, which were converted on November 4, 2003 into an aggregate of 22,616,990 shares of the Company's Common Stock, which then constituted approximately 24.37% of the Company's outstanding voting securities. In November 2003, certain of the former holders of the Series C Preferred (the "Former Series C Holders") converted Series C Preferred into our Common Stock, entered into a Governance Agreement with the Company, and sold an aggregate of 5,500,000 shares of the Company's Common Stock. At March 31, 2004, the Former Series C Holders beneficially owned approximately 18.6% of the Company's outstanding voting securities. So long as at least 5% of the outstanding voting securities of the Company on a fully diluted basis are held by the Former Series C Holders, such holders have the right, subject to the Board of Directors' exercise of fiduciary duties, to have a designee nominated for election by the Company's stockholders as a member of the Company's Board of Directors. So long as at least 10% of the outstanding voting securities of the Company on a fully diluted basis are held by the Former Series C Holders, such holders have the right, subject to the

Board of Directors' exercise of fiduciary duties, to have a designee serve as a non-voting observer to the Board of Directors of the Company. (See "Certain Relationships and Related Transactions.")

        Geoffrey L. Hamlin, 43, has served since December 2002 as the board observer appointed by the Former Series C Holders. Mr. Hamlin is a partner of PH Capital and served as a strategic advisor to Wasserstein prior to founding PH Capital in 1999 with Mr. Pizzani. Prior to joining Wasserstein, Mr. Hamlin worked as an Associate General Counsel at COMSAT Corporation, where he joined Mr. Pizzani in 1994 and served on the senior management team of COMSAT International Ventures.

Incumbent Directors—Terms Expiring at the 2006 Annual Meeting of Stockholders

        David E. Hershberg, 66, became a director of the Company in 1995. Mr. Hershberg is the founder, and has, since 1994, been Chairman and Chief Executive Officer of GlobeComm Systems, Inc., a system integrator of satellite earth stations. From 1976 to 1994, Mr. Hershberg was the President and Chief Executive Officer of Satellite Transmission Systems, Inc., a global provider of satellite telecommunications equipment, and became a Group President of California Microwave, Inc., the company that acquired Satellite Transmission Systems, Inc. Mr. Hershberg has a BSEE from Rensselaer Polytechnic Institute, an MSEE from Columbia University and a Masters of Management Science from Stevens Institute. He is the winner of the Long Island Entrepreneur of the Year Award and a member of the Society of Satellite Professionals Hall of Fame.

        Nick Earle, 46, became a director of the Company in February 2001. From July 2001 through October 2003, Mr. Earle served as the Chief Executive Officer of Streamserve Inc., a privately owned software company specializing in business communication software. From August 2000 to April 2001, Mr. Earle was the President and General Manager of Europe, Middle East and Africa division of Ariba Inc., an international software company. Prior to joining Ariba, Mr. Earle served in numerous positions with Hewlett-Packard from 1983 through July 2000. From August 1999 through July 2000, Mr. Earle served as the President of Hewlett-Packard's Internet incubator, E-Services Solutions, where he directed product development, investments and strategic alliances. From 1996 through 1999, Mr. Earle served as Vice President of Worldwide Marketing, Computer Systems and then as Chief Marketing Officer, Enterprise Computing for Hewlett-Packard. Prior to joining Hewlett-Package, Mr. Earle was a Senior Analyst in the mergers and acquisitions department at Citicorp Merchant Bank in London, from 1981 to 1983.

        Pradman P. Kaul, 57, became a director of the Company in May 2002. Mr. Kaul has been the Chairman and Chief Executive Officer of Hughes Network Systems (HNS) and has served as President and Chief Operating Officer, Executive Vice President, and Director of engineering of HNS. Prior to joining HNS, Mr. Kaul held several positions with COMSAT Laboratories, including Manager, High Speed Digital Logic from June 1968 to April 1973. Mr. Kaul is the Chairman of the Board of Hughes Software Systems, India, Ltd. and a director of Optimos, Inc.

Meetings of the Board of Directors; Committees

        During the year ended December 31, 2003, the Board of Directors held six meetings and acted by written consent on one occasion. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees of the Board of Directors on which he served.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Board of Directors has delegated certain functions to these committees as follows:

        Audit Committee.    During the year ended December 31, 2003, the Audit Committee held four meetings. The Audit Committee currently consists of Messrs. Pizzani (Chairman), Karp, and Puente. The Audit Committee has the authority and responsibility to hire one or more independent public accountants to audit the Company's books, records and financial statements and to review the Company's systems of accounting (including its systems of internal control), to discuss with such independent public accountants the results of such audit and review, to conduct periodic independent reviews of the systems of accounting (including systems of internal control), and to make reports periodically to the Board of Directors with respect to its findings.

        The Board of Directors has determined that each current Audit Committee member meets the independence requirements applicable to audit committee members under the Marketplace Rules of the National Association of Securities Dealers ("NASD") and rules of the Securities and Exchange Commission ("SEC"). Of the current committee members, Mr. Pizzani is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company's independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the internal audit function, reviewing the adequacy of the Company's system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company's annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company's code of conduct and other policies and procedures regarding adherence with legal requirements. The Audit Committee's duties are set forth in the committee's charter. A copy of the charter is attached to this proxy statement as Appendix A and is available on the Company's website at www.primustel.com.

        Compensation Committee.    During the year ended December 31, 2003, the Compensation Committee, which consists of Messrs. Hershberg (Chairman) and Earle, held two meetings. Mr. Kaul was selected to join the Compensation Committee on April 28, 2004. The Compensation Committee is responsible for fixing the compensation of the Chief Executive Officer and the other executive officers, deciding other compensation matters such as those relating to the operation of the Primus Telecommunications Group, Incorporated Stock Option Plan, as amended (the "Employee Option Plan"), and the Director Stock Option Plan of Primus Telecommunications Group, Incorporated, as amended (the "Director Option Plan"), including the award of options under the Employee Option Plan, and approving certain aspects of the Company's management bonus plan.

        Each of Messrs. Hershberg, Earle and Kaul is an "independent director" as that term is defined in Marketplace Rule 4200(a)(15) of the NASD. Under the Marketplace Rules of the NASD, the recommendation and determination of the compensation of the Chief Executive Officer and the Company's other executive officers rests with the responsibility of those directors who meet the independence requirements prescribed by the Marketplace Rules of the NASD.

        The Nominating Committee consists of Messrs. Kaul (Chairman) and Puente, both of whom meet the independence requirements prescribed by the Marketplace Rules of the NASD. The committee is responsible for recommending candidates for election to the Board of Directors for approval and nomination by the Board of Directors. The committee is also responsible for making recommendations to the Board of Directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, new director orientation, committee structure and membership, communications with stockholders, and board and committee self-evaluations. The charter of the nominating committee is available on the Company's website at primustel.com.

Director Nomination Process

        The Board of Directors has, by Board resolution and a Board approved Nominating Committee Charter, adopted a director nominations policy, the material terms of which are summarized below. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in the Company's recommended slate of director nominees are selected. The nominations policy is administered by the nominating committee of the Board of Directors.

        The Board of Directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board of Directors, the nominating committee will take into account the Company's current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the Company's activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest including competitive conflict that might impede the proper performance of the responsibilities of a director; independence under SEC and NASD Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the board's selection criteria, the nominating committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

        The nominating committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company's advisors, and executive search firms. The nominating committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the nominating committee will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year's annual meeting of stockholders. Recommendations must include the candidate's name and contact information and a statement of the candidate's background and qualifications, and must be mailed to Primus Telecommunications Group, Incorporated, 1700 Old Meadow Road, Suite 300, McLean, Virginia 22102, Attn: Corporate Secretary.

        The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company's director nominations process. The nominating committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances evolve, and as applicable legal or listing standards change. The nominating committee may amend the nominations policy at any time, in which case the most current version will be available on the Company's website at www.primustel.com.

Stockholder Communications with the Board; Annual Meeting Attendance

        The Board of Directors welcomes communications from the Company's stockholders, and has adopted a procedure for receiving and addressing those communications. Stockholders may send written communications to either the full Board of Directors or the non-employee directors as a group by writing to the Board of Directors or the non-employee directors at the following address: Board of Directors/Non-Employee Directors, Primus Telecommunications Group, Incorporated, 1700 Old Meadow Road, Suite 300, McLean, Virginia 22102, Attn: Corporate Secretary. Communications by e-mail should be addressed to jdepodesta@primustel.com and marked "Attention: Corporate Secretary" in the "Subject" field. The Corporate Secretary will review and forward all stockholder communications to the intended recipient, except for those stockholder communications that are outside the scope of board matters or duplicative of other communications by the applicable stockholder and previously forwarded to the intended recipient. Effective with our 2004 Annual Meeting of Stockholders, directors will be required, absent compelling circumstances, to attend our Annual Meeting of Stockholders.

Compensation of Directors

        The Company pays non-employee directors an annual fee of $30,000, reimburses their expenses and pays a $2,500 supplement for each meeting attended in person. In addition, the Company grants each person who becomes a non-employee director on the date of initial election, and upon each date of re-election, options to purchase 45,000 shares of the Common Stock pursuant to the Director Option Plan, which options have an exercise price equal to the fair market value of the Common Stock as of the grant date and vest one-third upon the grant date, and one-third on each of the first and second anniversaries of the grant date. See, however, Proposal 3 regarding contemplated changes to the Director Option Plan.

Code Of Ethics

        The Company has adopted a Code of Ethics applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and other persons performing similar functions. The Code of Ethics is a statement of business practices and principles of behavior that support the Company's commitment to conducting business while maintaining the highest standards of business conduct and ethics. The Company's Code of Ethics covers topics including, but not limited to, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code. A copy of the Code of Ethics is available on the Company's website at www.primustel.com. Any amendment of the Code of Ethics or any waiver of its provisions for a director, executive officer or senior financial officer must be approved by the Board of Directors. The Company will publicly disclose any such waivers or amendments pursuant to applicable SEC and NASDAQ Stock Market regulations.

PROPOSAL 2
APPROVAL OF THE AMENDMENT OF THE COMPANY'S
EMPLOYEE STOCK OPTION PLAN, AS AMENDED

        The Company's Employee Stock Option Plan, as amended, (the "Employee Plan") provides for the grant of stock options at an exercise price of not less than 100% of the Common Stock's fair value at the date of grant. The total number of shares of Common Stock authorized for issuance under the Employee Plan is 13,000,000. The last amendment to the Employee Plan was approved in 2003. That amendment increased the number of options available for grant (from 9,000,000 to 13,000,000) and extended the operative date for making new awards. Under the Employee Plan, awards may be granted to key employees of the Company and its subsidiaries in the form of incentive stock options or nonqualified stock options. The Employee Plan allows the options to vest over a period of up to three years, and no option will be exercisable more than ten years from the date it is granted.

        The Board of Directors has authorized the following amendments to the Employee Plan, subject to stockholder approval:

  •
  an expansion of the form of awards permitted to be granted, including stock appreciation rights, restricted stock awards, stock units and other equity securities, and

  •
  the authorization of a tax deferral feature for executive officers.

If all 13,000,000 awards were granted, they would comprise 13% of the Company's Common Stock on a fully-diluted basis as of March 31, 2004.

        The Company is amending the Employee Plan to modernize the Employee Plan in light of governance developments and the increasing trend for companies to award restricted stock in whole or in part in lieu of stock option awards. The Amendment, if approved by stockholders, would modify the Employee Plan to:

  •
  prohibit the repricing of stock options in the future without stockholder approval;

  •
  require three year vesting of restricted stock and stock unit awards, unless accelerated following the first anniversary of the award due to the satisfaction of predetermined performance conditions; and

  •
  rename the Employee Plan the Equity Incentive Plan.

        Approximately 4.4 million shares remain authorized for further awards under the Employee Plan as of March 31, 2004.

        Since the Compensation Committee of the Board of Directors makes awards pursuant to the Employee Plan on a discretionary basis, it is not possible to determine or estimate the amount of any future awards to any of the Named Executive Officers pursuant to the Amendment. No awards will be made to non-employee directors pursuant to the Amendment.

        The Employee Plan has been previously approved by the stockholders of the Company. The Company seeks stockholder approval of the Amendment and requires approval constituting a majority of the votes cast concerning the Director Plan Amendment. The Board of Directors recommends that stockholders vote IN FAVOR OF the Amendment. Information regarding the Employee Plan and other equity incentive plans of the Company is summarized below.

        The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2003.

  Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by security holders	7,333,891	$2.34	5,521,630
Equity compensation plans not approved by security holders	0	$0.00	694,857	**

Total	7,333,891	$2.34	6,216,487

*
Includes Employee Plan, Director Plan, Restricted Plan and ESPP (as defined below).

**
Represents the number of authorized but unissued shares under the Restricted Plan.

        The Company sponsors a Restricted Stock Plan (the "Restricted Plan") to facilitate the grant of restricted stock to selected individuals (excluding executive officers and directors of the Company) who contribute to the development and success of the Company and a Director Stock Option Plan (the "Director Plan") for non-employee directors. The total number of shares of Common Stock that may be granted under the Restricted Plan is 750,000. During the years ended December 31, 2003, 2002 and 2001 the Company issued 0, 0, 17,643 shares, respectively, of restricted stock under the Restricted Plan at fair value. These restricted shares vest ratably on the issue date, first anniversary and second anniversary of the issue date based on a continued relationship. The Restricted Plan is the only equity compensation plan of the Company that was in effect as of December 31, 2003 and adopted without the approval of the Company's stockholders (750,000 shares authorized, 694,857 remaining available). Under the current terms of the Director Plan, an option is granted to each qualifying non-employee director on the date of initial election, and upon each date of re-election, to purchase 45,000 shares of Common Stock, which vests one-third as of the grant date, and one-third on each of the first and second anniversaries of the grant date. The option price per share is the fair market value of a share of Common Stock on the date the option is granted. No option will be exercisable more than ten years from the date of grant. An aggregate of 600,000 shares of Common Stock was reserved for issuance under the Director Plan. The Director Plan was approved by the Company's stockholders. Certain provisions of the Director Plan have been proposed for stockholder approval, as described in the succeeding Proposal 3.

        The Company sponsors an Employee Stock Purchase Plan ("ESPP") that permits eligible employees of the Company and its subsidiaries to purchase shares of Common Stock from the Company by electing to have the Company deduct a specific dollar amount per month from their compensation. The minimum employee payroll deduction per month is 1% of the employee's compensation and the maximum is 15%. Elections to participate in the ESPP are made for specified periods referred to as "Option Periods." At the end of each Option Period, the Company applies the amount deducted from each employee's compensation to the purchase of shares of Common Stock to be issued to the employee. The purchase price for such shares is the lower of: (i) 85% of the closing market price on the first trading day of the Option Period or (ii) 85% of the closing market price on the last trading day of the Option Period. No employee may participate in ESPP if: (i) immediately after the Option Period such employee would own more than 5% of the Company's Common Stock, or

(ii) immediately after the Option Period such employee would have purchased more than $25,000 of the Company's Common Stock in the current calendar year.

        An employee may elect to participate in the ESPP after six months of employment and must so elect prior to the beginning of an Option Period. An employee may also at any time elect to withdraw from the ESPP and have the employee's contribution returned to him or her, or to terminate his or her participation for the remainder of an Option Period. An aggregate of 2,000,000 shares of Common Stock were reserved for issuance under the ESPP and 925,929 shares remained available for issuance as of March 31, 2004. The ESPP was approved by the Company's stockholders.

PROPOSAL 3
APPROVAL OF THE AMENDMENT OF THE COMPANY'S DIRECTOR OPTION PLAN

        The Company's Director Plan provides for the grant of stock options to non-employee directors at an exercise price of not less than 100% of the Common Stock's fair value at the date of grant ("Fair Market Options"). Under the Director Plan, an option is granted to each qualifying non-employee director to purchase 45,000 shares of Common Stock (a "Staggered Option Award"), which vests in one-third increments as of the grant date and the first and second anniversaries of the grant date. No option will be exercisable more than five years from the date of grant. An aggregate of 600,000 shares of Common Stock was reserved issuable pursuant to awards under the Director Plan. The Board of Directors has authorized an amendment to the Director Plan to:

  •
  increase the number of shares of Common Stock issuable pursuant to awards under the Director Plan by 300,000 to a total of 900,000; and

  •
  authorize the issuance of restricted stock (in lieu of cash compensation at the discretion of individual Directors).

        If all 900,000 awards were granted under the Director Plan, they would comprise less than 1% of the Company's Common Stock on a fully-diluted basis as of March 31, 2004.

        The Director Plan has been approved by the stockholders of the Company. The Company seeks stockholder approval of the Amendment and requires approval constituting a majority of the votes cast concerning the Director Plan Amendment. The Board of Directors recommends that stockholders vote IN FAVOR OF the Director Plan Amendment.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

        The following table and biographies set forth information concerning the individuals who serve as executive officers of the Company.

Name	Age	Position	Year or Expiration of Term as Director
K. Paul Singh	53	Chairman of the Board of Directors, President and Chief Executive Officer	2005
Neil L. Hazard	51	Executive Vice President, Chief Operating Officer and Chief Financial Officer	N/A
John F. DePodesta	59	Executive Vice President, Chief Legal Officer, Secretary and Director	2005
John Melick	45	Senior Vice President and Co-President of Primus Telecommunications, Inc.	N/A
Jay Rosenblatt	38	Senior Vice President and Co-President of Primus Telecommunications, Inc.	N/A
Thomas R. Kloster	43	Senior Vice President—Corporate Finance	N/A
Tracy Book Lawson	35	Vice President—Corporate Controller	N/A
Mark Guirgis	36	Vice President—Planning and Analysis and Assistant Secretary	N/A

        The biographies of Messrs. Singh and DePodesta appear under the caption "Incumbent Directors—Terms Expiring at the 2005 Annual Meeting of Stockholders; Non-Voting Board Observer—Elected by the Series C Preferred Stockholders" on page 2.

        Neil L. Hazard, 51, joined the Company in 1996 as its Executive Vice President and Chief Financial Officer. Beginning in June 2001, Mr. Hazard was appointed Chief Operating Officer of the Company. Prior to joining the Company, Mr. Hazard was employed by MCI from 1991 through 1996 in several executive positions, most recently as its director of Corporate Accounting and Financial Reporting, responsible for consolidation of financial results, external reporting to stockholders and securities compliance reporting. Mr. Hazard served as acting Controller of MCI and as director of Global Product Marketing. Prior to joining MCI in 1991, Mr. Hazard served as the Chief Financial Officer of OTI.

        Jay Rosenblatt, 38, has served as the Co-President and Chief Operating Officer of Primus Telecommunications, Incorporated (PTI) in the United States since June 2001, as well as Senior Vice President of the Global Service Providers Division since January 1996. Previously, he was Director of Marketing and Sales responsible for the Company's commercial programs from September 1994 to January 1996. Mr. Rosenblatt also serves as President of the Company's Japanese subsidiary. Prior to joining Primus, Mr. Rosenblatt was with MCI as the marketing manager responsible for private network services in the Americas and Caribbean region. Prior to joining MCI, Mr. Rosenblatt was a management consultant at Cap Gemini America.

        John Melick, 45, joined the Company in 1994 as its Vice President of Sales and Marketing and since 1996 has served as its Senior Vice President of International Business Development. Beginning in June 2001, Mr. Melick also began serving as Co-President of PTI in the United States. Prior to joining the Company, Mr. Melick was employed by MCI beginning in 1991 as a result of its acquisition of OTI where he worked from 1987 through 1991.

        Thomas R. Kloster, 43, has served as the Company's Senior Vice President—Corporate Finance since August 2003. From September 2001 to August 2003, Mr. Kloster served as Vice President of Business Operations and Development for Sprint International. From May 2000 to September 2001,

Mr. Kloster was the Chief Financial Officer and Controller of Cidera, Inc., a satellite-based provider of Internet content. From May 1996 through May 2000, Mr. Kloster served as the Corporate Controller and Chief Financial Officer of North America for the Company.

        Tracy Book Lawson, 35, has served as the Company's Vice President—Corporate Controller since January 2003. Since joining the Company in 1998, Ms. Lawson has served as Senior Manager of Corporate and United States Operations Financial Reporting and as Director of Global Financial Reporting, responsible for corporate financial reporting, consolidation of the Company's financial results and external reporting to investors. Prior to joining the Company, Ms. Lawson was employed as Manager of Profit & Loss Consolidations and Executive Reporting by MCI from February 1991 until November 1998.

        Mark Guirgis, 36, was appointed Vice President—Planning and Analysis since January 2003 and Assistant Secretary of the Company since August 2003. Since joining the Company in 1998 as Director of Corporate Planning and Analysis, Mr. Guirgis has been responsible for consolidation of its annual business plans, financial forecasts and long-term projections as well as industry analysis and general corporate development activities. Prior to joining the Company, Mr. Guirgis was Manager of Consolidations in the Corporate Planning and Analysis department at MCI, where he worked from 1993 to 1998.

Summary Compensation Table (1)

        The following table sets forth, for the years ended December 31, 2003, 2002 and 2001 certain compensation information with respect to the Company's Chief Executive Officer and the four highest paid other Company executive officers as of December 31, 2003 (the "Named Executive Officers").

		Annual Compensation						Long-Term Compensation
Name and Title	Year	Salary		Bonus		Other Annual Compensation(3)		Securities Underlying Options/SARs
K. Paul Singh Chairman of the Board of Directors, President and Chief Executive Officer	2003 2002 2001	$ $ $	400,000 400,000 400,000	$ $ $	— 1,200,000 375,000	$ $ $	12,304 19,333 3,583	1,350,000 505,000 686,434	(2)
Neil L. Hazard Executive Vice President, Chief Operating Officer and Chief Financial Officer	2003 2002 2001	$ $ $	490,000 315,624 250,000	$ $ $	656,250 789,000 375,000	$ $ $	6,000 12,210 4,625	100,000 205,000 148,334	(2)
John F. DePodesta Executive Vice President, Chief Legal Officer, Secretary and Director	2003 2002 2001	$ $ $	465,000 300,000 300,000	$ $ $	593,750 725,000 450,000	$ $ $	6,000 3,750 1,750	100,000 430,000 243,334	(2)
John Melick Senior Vice President and Co-President of Primus Telecommunications, Inc.	2003 2002 2001	$ $ $	310,000 200,000 200,000	$ $ $	475,000 512,500 262,500	$ $ $	6,000 6,921 2,917	50,000 135,000 95,000	(2)
Jay Rosenblatt Senior Vice President and Co-President of Primus Telecommunications, Inc.	2003 2002 2001	$ $ $	310,000 200,000 200,000	$ $ $	475,000 512,500 262,500	$ $ $	6,000 7,439 3,417	50,000 160,000 115,025	(2)

(1)
In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the executive officers, which do not exceed the lesser of $450,000 or 10% of any officer's salary and bonus disclosed in this table.

(2)
Represents options granted in exchange for outstanding options (including options in the table that were awarded in 2001) pursuant to a one-for-one exchange program that was commenced in May 2002, where optionee commitments were due and tendered in June 2002 and the replacement options were priced and awarded in December 2002.

(3)
Represents the value of matching payments under the Company's 401(k) Plan and other personal benefits received by each of the Company's executive officers.

Stock Option Grants in 2003

        Under the Employee Option Plan, options to purchase the Common Stock are available for grant to all employees of the Company. The following table summarizes certain information regarding stock options to purchase Common Stock granted to the Named Executive Officers during the year ended December 31, 2003.

							Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
					% of Total Options Granted to Employees in 2003
Name and Title	Options Granted	Exercise Price Per Share		Expiration Date
							5% (1)		10% (1)
K. Paul Singh Chairman of the Board of Directors, President and Chief Executive Officer	250,000 1,100,000 1,350,000	$ $	1.90 1.98	1/10/2013 2/12/2013	10.28 45.23	% %	$ $	773,725 3,547,732	$ $	1,232,028 5,649,171
Neil L. Hazard Executive Vice President, Chief Operating Officer and Chief Financial Officer	100,000 100,000		$1.90	1/10/2013	4.11%			$309,490		$492,811
John F. DePodesta Executive Vice President, Chief Legal Officer, Secretary and Director	100,000 100,000		$1.90	1/10/2013	4.11%			$309,490		$492,811
John Melick Senior Vice President and Co-President of Primus Telecommunications, Inc.	50,000 50,000		$1.90	1/10/2013	2.06%			$154,745		$246,406
Jay Rosenblatt, Senior Vice President and Co-President of Primus Telecommunications, Inc.	50,000 50,000		$1.90	1/10/2013	2.06%			$154,745		$246,406

(1)
The 5% and 10% rates of appreciation are assumptions that are set forth in accordance with Item 402 of Regulation S-K promulgated by the SEC and are not intended to forecast future appreciation, if any, in the value of the Common Stock over such exercise prices.

Aggregated Option Exercises in 2003 and Fiscal Year-End Option Values

        The following table provides certain information about stock options exercised by the Named Executive Officers in the year ended December 31, 2003 and the year-end values of stock options held by the Named Executive Officers on December 31, 2003.

			Number of Unexericsed Options at December 31, 2003		Value of Unexerised in-the-Money Options at December 31, 2003 (1)
Name & Title	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
K. Paul Singh Chairman of the Board of Directors, President and Chief Executive Officer	—	—	758,934	1,602,500	$7,710,769	$16,281,400
Neil L. Hazard Executive Vice President, Chief Operating Officer and Chief Financial Officer	—	—	170,834	202,500	$1,735,673	$2,057,400
John F. DePodesta Executive Vice President, Chief Legal Officer, Secretary and Director	—	—	358,334	315,000	$3,640,673	$3,200,400
John Melick Senior Vice President and Co-President of Primus Telecommunications, Inc.	—	—	112,500	117,500	$1,143,000	$1,193,800
Jay Rosenblatt Senior Vice President and Co-President of Primus Telecommunications, Inc.	—	—	135,025	130,000	$1,371,854	$1,320,800

(1)
Based upon a closing price per share of the Common Stock of $10.16 on December 31, 2003.

Employment Agreement

        The Company has an employment agreement with Mr. Singh (the "Singh Agreement"). The Singh Agreement initially was a five-year contract, with a term beginning on June 1, 1994 and continuing until May 30, 1999, and now continues from year to year unless terminated. Under the terms of the Singh Agreement, Mr. Singh is required to devote his full-time efforts to the Company as Chairman of the Board, President and Chief Executive Officer. The Company is required to compensate Mr. Singh at an annual rate of at least $250,000 effective January 1, 1997 (which amount is reviewed annually by the Board of Directors and is subject to increase at their discretion). The Company is also obligated to (i) allow Mr. Singh to participate in any bonus or incentive compensation plan approved for senior management of the Company, (ii) provide life insurance in an amount equal to three times Mr. Singh's base salary and disability insurance which provides monthly payments in an amount equal to one-twelfth of his then applicable base salary, (iii) provide medical insurance for him and his family and (iv) pay for Mr. Singh's personal tax and financial planning services.

        The Company may terminate the Singh Agreement at any time in the event of his disability or for cause, each as defined in the Singh Agreement. Mr. Singh may resign from the Company at any time without penalty (other than the non-competition obligations discussed below). If the Company terminates the Singh Agreement for disability or cause, the Company will have no further obligations to Mr. Singh. If, however, the Company terminates the Singh Agreement other than for disability or cause, the Company must pay Mr. Singh one-twelfth of his then applicable base salary as severance pay. If Mr. Singh resigns, he may not directly or indirectly compete with the Company's business until six months after his resignation. If the Company terminates Mr. Singh's employment for any reason, Mr. Singh may not directly or indirectly compete with the Company's business until six months after the final payment of any amounts owed to him under the Singh Agreement becomes due.

STOCK PRICE PERFORMANCE GRAPH

        The graph below compares the Company's cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's Midcap 400 Index and the Standard & Poor's Telecommunications (Long Distance) Index for the period from December 31, 1997 through May 13, 2002, the period the Company was on the NASDAQ Small Cap Market from May 14, 2002 through March 20, 2003, and the period the Company returned to the NASDAQ National Market from March 21, 2003 to December 31, 2003. The comparison assumes $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder return shown on the graph below is not indicative of future performance.

TOTAL SHAREHOLDER RESULTS

Comparison of Cumulative Total Return

	12/31/1997	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003
Primus Telecommunications Group, Incorporated	100.00	102.30	237.15	14.32	4.03	12.40	63.01
Standard & Poor's Midcap 400 Index	100.00	117.68	133.39	155.01	152.48	128.92	172.78
Standard & Poor's Telecommunications (Long Distance) Index	100.00	180.93	210.27	60.91	67.80	26.19	23.87

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the above Performance Graph will not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of Messrs. Hershberg and Earle. Set forth below is the full report of the Compensation Committee regarding the compensation of executive officers on account of fiscal year 2003. Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, this Compensation Committee Report on Executive Compensation will not be incorporated by reference into any such filings.

General

        During 2003, the compensation of the executive officers was administered and determined by the Compensation Committee of the Board of Directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company.

Compensation Policy and Philosophy

        The Company's executive compensation policy (i) is designed to establish an appropriate relationship between executive pay and the Company's annual performance against annual budgets and relative to the performance of the peer group of the industry sector, its long-term growth objectives and its ability to attract and retain qualified executive officers, and (ii) is based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. In support of this philosophy, a meaningful portion of each executive's compensation is placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term and long-term perspectives. The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which are intended to lead to the creation of value for the Company's stockholders and expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation, including the valuation of options, and the compensation policy when determining individual components of pay.

        The Compensation Committee believes that leadership and motivation of the Company's employees are critical to achieving the objectives of the Company. The Compensation Committee is responsible for ensuring that its executive officers are compensated in a way that furthers the Company's business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for executive compensation: (i) offer compensation opportunities that attract the best talent to the Company; (ii) motivate individuals to perform at their highest levels; (iii) reward outstanding achievement; (iv) retain those with leadership abilities and skills necessary for building long-term stockholder value; (v) maintain a significant portion of executives' total compensation at-risk, tied to both the quarterly, annual and long-term financial performance of the Company and the creation of incremental stockholder value; and (vi) encourage executives to manage from the perspective of owners with an equity stake in the Company.

Executive Compensation Components

        As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, cash incentive bonuses and stock options. In making its determinations,

the Compensation Committee considered five external compensation surveys and studies of comparable entities.

        Base Salary.    Generally, the Compensation Committee approves the base salaries of the executive officers based on (i) performance and accomplishment of the Company in 2003, which is the most important factor, (ii) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, and (iii) individual performance for 2003 for most executive officers. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above in making its determination. No specific formula is applied to determine the weight of each criterion.

        Cash Incentive Bonuses.    Cash incentive bonuses for the Named Executive Officers (excluding the Chief Executive Officer) were paid based upon the following criteria: (i) the Company's operating and financial performance; (ii) restructuring debt and raising equity capital; (iii) furthering the Company's strategic position in the marketplace; (iv) debt and interest expense reduction through restructuring activities conducted exclusively by senior management without the assistance and related expense of external financial advisors; and (v) individual merit. The Compensation Committee authorized a special bonus program for 2003 geared to the achievement of certain quarterly financial goals. Under the program, if a quarterly financial goal was not met, no bonus would be paid. Given the Company's improved operating performance, the Compensation Committee adopted a special incremental bonus program for the latter half of 2003 by increasing the previously established financial goals.

        Long-Term Incentive Compensation.    Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the Employee Option Plan are designed to encourage longevity of employment with the Company and generally extend over a three-year period. During 2003, the Compensation Committee set a predetermined percentage of total potential compensation to the Named Executive Officers to be comprised of stock options, which were valued under accepted methodologies.

Compensation of Chief Executive Officer

        The Compensation Committee believes that K. Paul Singh, the Company's Chief Executive Officer, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that an important portion of his compensation should be based on performance. Accordingly, Mr. Singh's annual base salary for 2003 was $400,000, and rather than participating in the cash incentive bonus program for the other Named Executive Officers, his incentive compensation was solely comprised of a stock option award of 1,100,000 shares. For 2002, Mr. Singh's annual base salary was $415,000. His cash incentive bonus was $1,200,000; and he was awarded 250,000 stock options. The factors that the Compensation Committee considered in setting his total compensation for the year 2003 were his individual accomplishments and leadership, in driving overall Company performance in exceeding both the quarterly and annual financial and operating goals, debt and interest reduction targets and in obtaining new financing, as well as pay practices of peer companies relating to executives of similar responsibility.

Internal Revenue Code Section 162

        The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers, including the Chief Executive Officer. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders. Due to the Named Executive Officer's annual incentive bonus being performance-based in calendar year 2003, the limitation under Section 162(m) had no net tax effect on the Company. The limitations of Section 162(m) are not expected to have a material effect on the Company in calendar year 2004.

Respectfully Submitted,
The Compensation Committee of the Company's Board of Directors
David E. Hershberg (Chairman) Nick Earle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors consists of Messrs. Hershberg and Earle, who were not at any time officers or employees of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of another entity which has one or more executive officers that will serve as a member of the Board of Directors or the Company's Compensation Committee.

        In 2003 and 2002, the Company entered into a reciprocal services agreement with a vendor to provide and to receive domestic and international termination of telecommunication services. David Hershberg, a director of the Company, is the Chairman and Chief Executive Officer of the vendor providing such services. The contract will continue for a period of one year and will then renew automatically on a month-to-month basis. The Company recorded revenue of approximately $375,000 and $65,000 and costs of $125,000 and $0 in 2003 and 2002, respectively, for services provided and received under this agreement. The Company had amounts due from the vendor of approximately $65,000 and $15,000 at December 31, 2003 and 2002, respectively.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2003 with the Company's management, and also has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received both the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP from the Company.

        Based on the foregoing, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2003 be included in the Company's Annual Report on Form 10-K filed with the SEC on March 15, 2004.

        In addition, the Audit Committee has considered whether the provision of services by Deloitte & Touche LLP falling under the headings "Tax Fees" and "Other Fees" (see "Other Matters—Relationship with Independent Accountants") is compatible with maintaining the independence of Deloitte & Touche LLP from the Company, and has determined that the provision of such services is compatible with maintaining such independence.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, this Report of the Audit Committee will not be incorporated by reference into any such filings.

Respectfully submitted,
The Audit Committee of the Company's Board of Directors
Paul G. Pizzani (Chairman) Douglas M. Karp John G. Puente

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        As of March 31, 2004, the Company had 521 registered holders of record of 88,883,477 shares of its Common Stock. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein.

        The following table sets forth, as of March 31, 2004, certain information as to the beneficial ownership by each person listed below of shares of the Common Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options that are exercisable as of, and within 60 days from, March 31, 2004,) within the meaning of Rule 13d-3(d)(1) under the Securities and Exchange Act of 1934, by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director or nominee for director, (iii) the Named Executive Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person had, as of March 31, 2004, sole voting power and sole investment power with respect to the Company's shares, subject to community property laws as applicable.

Name and Business Address	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Outstanding Shares of Common Stock (1)
American International Group, Inc ("AIG") (2) 70 Pine Street New York, NY 10270	16,540,008	18.61%
AIG Global Sports and Entertainment Fund, L.P. ("AIG Global Sports") (2) Ugland House, South Church Street George Town, Grand Cayman	8,270,004	9.30%
AIG Global Emerging Markets Fund, L.L.C. (AIG Emerging Markets") (2) 175 Water Street, 23rd Floor New York, NY 10038	7,478,556	8.41%
K. Paul Singh (3) 1700 Old Meadow Road McLean, VA 22102	5,665,188	6.37%
John F. DePodesta (4) 1700 Old Meadow Road McLean, VA 22102	473,163	*
Jay Rosenblatt (5) 1700 Old Meadow Road McLean, VA 22102	232,751	*
Neil L. Hazard (6) 1700 Old Meadow Road McLean, VA 22102	226,778	*
John G. Puente 1700 Old Meadow Road McLean, VA 22102	177,190	*

John Melick (7) 1700 Old Meadow Road McLean, VA 22102	168,705	*
David E. Hershberg (8) 1700 Old Meadow Road McLean, VA 22102	76,660	*
Pradman P. Kaul (9) 1700 Old Meadow Road McLean, VA 22102	69,366	*
Nick Earle (10) 1700 Old Meadow Road McLean, VA 22102	60,000	*
Douglas M. Karp (11) 1700 Old Meadow Road McLean, VA 22102	45,000	*
Tracy Book Lawson (12) 1700 Old Meadow Road McLean, VA 22102	38,162	*
Paul G. Pizzani (13) 1700 Old Meadow Road McLean, VA 22102	30,000	*
Mark Guirgis (14) 1700 Old Meadow Road McLean, VA 22102	27,827	*
Thomas R. Kloster 1700 Old Meadow Road McLean, VA 22102	9,950	*
All executive officers and directors as a group (15) 1700 Old Meadow Road McLean, VA 22102	7,300,740	8.21%

*
Less than 1% of the outstanding Common Stock.

(1)
Shares of Common Stock subject to options or warrants currently exercisable or which become exercisable on or prior to 60 days from March 31, 2004 ("Currently Exercisable Options") are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Number of Shares of Common Stock Beneficially Owned consists of shares that are beneficially owned directly by affiliated entities, including AIG Global Sports and AIG Emerging Markets listed below in this table, each of which is managed by a sole general partner or sole managing member that is an indirect wholly-owned subsidiary of AIG.

(3)
Includes 381,886 shares of Common Stock owned by Mr. Singh's family, 433,200 shares of Common Stock held by two private foundations of which Mr. Singh is the president and a director, and 8,906 shares held in a 401(k) plan of which Mr. Singh is a beneficiary. Also includes 1,942,267 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Singh.

(4)
Includes 391,667 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. DePodesta.

(5)
Includes 151,691 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Rosenblatt and 10,081 shares owned jointly with his spouse.

(6)
Includes 204,167 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Hazard.

(7)
Includes 129,166 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Melick.

(8)
Includes 60,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Hershberg and 945 shares owned by a family partnership.

(9)
Includes 45,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Kaul.

(10)
Includes 60,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Earle.

(11)
Includes 45,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Karp.

(12)
Includes 27,000 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Ms. Lawson.

(13)
Includes 30,000 shares of Common Stock issuable upon exercise of Currently Exercisable Options granted to Mr. Pizzani. Excludes 8,270,004 shares of Common Stock owned by AIG Global Sports. Mr. Pizzani may be considered affiliated with AIG Global Sports.

(14)
Includes 25,417 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to Mr. Guirgis.

(15)
Consists of 14 persons and includes 3,111,375 shares of Common Stock issuable upon the exercise of Currently Exercisable Options granted to directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On December 13, 2000, the Company loaned Jay Rosenblatt the principal amount of $268,500. This loan was payable in full five years from the date of agreement (subject to earlier repayments upon the termination of Mr. Rosenblatt's employment under certain circumstances) and was secured by shares of the Company's Common Stock pursuant to a full recourse note. Interest is compounded quarterly at a rate of 6% per annum and payable upon maturity. In February 2002, the Company entered into a retention agreement with Mr. Rosenblatt which provided that the personal recourse feature of the notes would be removed if Mr. Rosenblatt remained employed with the Company through May 1, 2003. The shares of the Company's Common Stock acquired upon exercise of Mr. Rosenblatt's options will continue to be held by the Company as collateral for the notes, which collateral had a value of $244,282 at March 31, 2004.

        On November 30, 2000, the Company loaned John Melick the principal amount of $209,823. This loan was payable in full five years from the date of agreement (subject to earlier repayments upon the termination of Mr. Melick's employment under certain circumstances) and was secured by shares of the Company's Common Stock and was a full recourse note. Interest was compounded quarterly at a rate of 6% per annum and payable upon maturity. In February 2002, the Company entered into a retention agreement with Mr. Melick which provided that the personal recourse feature of the notes would be removed if Mr. Melick remained employed with the Company through May 1, 2003. Mr. Melick fully paid off the outstanding principal amount plus accrued interest as of March 31, 2004.

        On November 21, 2000, the Company loaned John DePodesta the principal amount of $551,320. This loan was payable in full five years from the date of agreement (subject to earlier repayments upon the termination of Mr. DePodesta's employment under certain circumstances) and was secured by shares of the Company's Common Stock and was a full recourse note. Interest was compounded quarterly at a rate of 6% per annum and payable upon maturity. In February 2002, the Company entered into a retention agreement with Mr. DePodesta which provided that the personal recourse feature of the notes would be removed if Mr. DePodesta remained employed with the Company through May 1, 2003. Mr. DePodesta fully paid off the outstanding principal amount plus accrued interest as of March 31, 2004.

        The Sarbanes-Oxley Act of 2002 effectively prohibits the Company from making loans to its executive officers in the future, although loans outstanding prior to July 30, 2002—including the loans described above to Messrs. Rosenblatt, Melick and DePodesta—were explicitly exempted from this prohibition.

        On November 4, 2003, the holders of all the outstanding shares of our Series C Preferred elected to convert all of their Series C Preferred into an aggregate of 22,616,990 shares of common stock (the "Preferred Conversion"). In consideration for this voluntary conversion, the Company agreed, subject to its board of directors' exercise of fiduciary duties, to: (i) permit the Former Series C Holders to nominate a candidate for election by stockholders to the Company's board of directors; (ii) permit the Former Series C Holders to nominate a board observer; and (iii) require that certain matters be determined by the board of directors by a majority vote of the non-management directors, in each case subject to these holders maintaining specific levels of ownership (the "Governance Agreement"). The provisions of the Governance Agreement are similar to certain of the rights of the holders of Series C Preferred, pursuant to the Certificate of Designation for the Series C Preferred.

OTHER MATTERS

Other Business

        The Board of Directors knows of no other matters that will be presented at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted, to the extent permitted by applicable law, in accordance with the judgment and at the discretion of the persons named therein.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of Forms 4 and 5 filed by the Reporting Persons for the 2002 reporting season, the Company is aware of no late filings or omissions by the Reporting Persons.

Relationship with Independent Accountants

        The Company's consolidated financial statements for the fiscal year ended December 31, 2003 have been audited by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	2003	2002
Audit Fees	$1,833,906	$1,701,288
Audit fees include audit of annual financial statements, reviews of quarterly financial statements, statutory and regulatory audits, comfort letters, consents and other matters related to SEC filings.
Audit-Related Fees	272,861	262,896
Audit-related fees include due diligence and legal entity restructuring.
Tax Fees	1,093,694	488,924
Tax fees include corporate tax consulting for Primus subsidiaries in the United States, Canada, Australia, the United Kingdom, Japan and Germany.
Other Fees
Other fees include fees billed for permitted non-audit services (e.g., human capital advisory services).	8,903	4,607

Total	$3,209,364	$2,457,715

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to John DePodesta, Executive Vice President, Primus Telecommunications Group, Incorporated, 1700 Old Meadow Road, McLean, Virginia 22102, or contact John DePodesta at (703) 902-2827. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

Annual Report

        A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC accompanies this Proxy Statement.

Stockholder Proposals

        In order for any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be eligible for inclusion in the Company's proxy materials for the 2005 Annual Meeting of Stockholders, such proposal must, in addition to meeting the stockholder eligibility and other requirements of SEC's rules governing such proposals, be received not later than December 31, 2004 by the Secretary or Assistant Secretary of the Company at the Company's principal executive offices, 1700 Old Meadow Road, McLean, Virginia 22102.

Solicitation of Proxies

        The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, facsimile or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

        THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, 1700 OLD MEADOW ROAD, MCLEAN, VIRGINIA 22102.

        STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES USING THE TWELVE (12) DIGIT CONTROL NUMBER FOUND ON THEIR VOTE

INSTRUCTION FORM VIA THE INTERNET AT PROXYVOTE.COM OR BY PHONE AT 1-800-454-8683.

By Order of the Board of Directors,

K. Paul Singh Chairman of the Board of Directors, President and Chief Executive Officer

Appendix A

Primus Telecommunications Group, Incorporated

CHARTER OF THE
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose:

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Primus Telecommunications Group, Incorporated, a Delaware corporation (the "Company"), shall be to provide an open venue of communication between the independent auditor, management, and the Board of Directors and discharge the responsibilities presented below.

Composition:

        The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be independent directors (as defined by applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices. The Board shall determine whether at least one member of the Committee qualifies as an "Audit Committee financial expert" in compliance with the criteria established by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Responsibilities:

        The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

GENERAL CONTINUOUS ACTIVITIES:

1.
Appoint, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review and report to the Board regarding the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the audit committee and the audit committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

2.
Confirm and assure the independence of the independent auditor and the objectivity of management.

3.
Review and assure the coordination of the audit efforts, and the effective use of audit resources.

4.
Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk.

5.
Consider and review with the independent auditor and management:

•
The adequacy of the Company's internal controls including computerized information system controls and security.

•
Related findings and recommendations of the independent auditor together with management's responses.

6.
Consider and review with management, and the independent auditor:

•
Significant findings during the year, including the status of previous audit recommendations.

•
Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to require information and management's response.

7.
Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

8.
Review and discuss with management the Company's annual financial statements, quarterly financial statements, and all internal controls reports (or summaries thereof). Review other relevant reports or financial information submitted by the Company to any governmental body, or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof). Discuss with management the independent auditors assessment of the quality of the Company's accounting principals, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the independent auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated by the independent auditors under generally accepted auditing standards.

9.
Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management's response.

10.
Obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

11.
Analyze and ensure annually that the Company provides proper authority and funding of the audit committee function in accordance with applicable requirements and regulations (including NASD Rule 4350(d)(5), including the provision and authorization of appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisors that the Audit Committee chooses to engage.

12.
Report periodically to the Board of Directors on significant results of the foregoing activities

13.
Instruct the independent auditor that the Board of Directors, as the members' representative, is the auditor's client.

14.
Review and approve requests for any non-audit services proposed to be performed by the Company's independent auditor prior to engagement and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

15.
Consider, recommend and evaluate independent auditor engagement annually.

SPECIFIC CONTINUOUS ACTIVITIES:

1.
Advise financial management and the independent auditor that they are expected to provide a timely analysis of the significant financial reporting issues and practices.

2.
Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about appropriateness, not just the acceptability, of accounting principals and financial disclosure practices used or proposed to be adopted by the American Institute of Certified Public Accountants ("Institute") and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3.
Inquire as to the auditor's independent qualitative judgments about appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Institute.

4.
Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive, and whether those principles are common practice or are minority practices.

5.
Determine, as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices.

6.
Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

7.
Establish and maintain procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting, or auditing matters.

8.
Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

9.
Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code. Ensure that the code is in compliance with all applicable rules and regulations.

10.
Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

11.
Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

12.
Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

SCHEDULED ACTIVITIES:

1.
Consider, in consultation with the independent auditor and management, the audit scope and plan of the independent auditor.

2.
Review with management and the independent auditor the results of annual audits and related comments including:

•
The independent auditor's audit of the Company's annual financial statements, accompanying footnotes and its report thereon.

•
Any significant changes required in the independent auditor's audit plans.

•
Any difficulties or disputes with management encountered during the course of the audit.

•
Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

3.
Describe in Company's Annual Proxy Statement the Committee's composition and responsibilities, and how they were discharged.

4.
Assure that the auditor's reasoning is described in accepting or questioning significant estimates by management.

5.
Review and update the Committee's Charter Annually.

"WHEN NECESSARY" ACTIVITIES:

1.
Review periodically with general counsel legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

2.
Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigations.

3.
Review with the independent auditors, the internal auditing department and management to the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

4.
Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

INTERNAL AUDIT

1.
Review and advise on the selection and removal of the internal audit director.

2.
Review activities, organizational structure, and qualifications of the internal audit function.

3.
Annually, review and recommend changes (if any) to the internal audit charter.

4.
Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

5.
Periodically review the independent auditor, the budget, staffing, and responsibilities of the internal audit function.

Meetings:

        The Committee shall meet four times per year or more frequently as circumstances require. The Committee may ask the members of management or others to attend meetings and provide information as necessary.

Minutes:

        Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all previous proxies, hereby appoints K. Paul Singh and John F. DePodesta, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 16, 2004, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

1.	To elect two directors of the Company, each to serve a three-year term until the 2007 Annual Meeting of Stockholders. The current Board of Directors has nominated and recommended for such election as directors the following persons: John G. Puente and Douglas M. Karp.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
2.	Approval of amendment to the Company's Employee Stock Option Plan to expand the form of awards, rename the Plan the Equity Incentive Plan and reflect a change in certain other terms.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3.
Approval of amendment to the Company's Director Stock Option Plan to increase the number of shares reserved for issuance thereunder and authorize the issuance of restricted stock in lieu of compensation.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
4.	The transaction of such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

PLEASE DATE AND SIGN YOUR PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF MESSRS. PUENTE, AND KARP TO APPROVE THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN AND TO APPROVE THE AMENDMENT TO THE COMPANY'S DIRECTOR STOCK OPTION PLAN. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES IDENTIFIED ON THIS PROXY CARD, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Stockholder

Signature of Stockholder

Date:	, 2004

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK OPTION PLAN, AS AMENDED
PROPOSAL 3 APPROVAL OF THE AMENDMENT OF THE COMPANY'S DIRECTOR OPTION PLAN
STOCK PRICE PERFORMANCE GRAPH
TOTAL SHAREHOLDER RESULTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
Appendix A Primus Telecommunications Group, Incorporated CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS